                                                                 EXHIBIT h(2)(d)

                                 AMENDMENT NO. 3
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT

      The Master Administrative Services Agreement (the "Agreement"), dated
June 1, 2000, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Investment Securities Funds, a Delaware business trust, is hereby amended as follows:

      Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                         AIM INVESTMENT SECURITIES FUNDS


PORTFOLIOS                                 EFFECTIVE DATE OF AGREEMENT
----------                                 ---------------------------

AIM High Yield Fund                                June 1, 2000

AIM High Yield Fund II                             June 1, 2000

AIM Income Fund                                    June 1, 2000

AIM Intermediate Government Fund                   June 1, 2000

AIM Limited Maturity Treasury Fund                 June 1, 2000

AIM Money Market Fund                              June 1, 2000

AIM Municipal Bond Fund                            June 1, 2000

AIM Short Term Bond Fund                         August 29, 2002

AIM Total Return Bond Fund                      December 28, 2001"

      All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  August 29, 2002

                                               A I M ADVISORS, INC.

Attest:   /s/ LISA MOSS                        By: /s/ ROBERT H. GRAHAM
        ------------------------                   -----------------------------
          Assistant Secretary                          Robert H. Graham
                                                       President

(SEAL)


                                               AIM Investment Securities Funds

Attest: /s/ LISA MOSS                          By: /s/ ROBERT H. GRAHAM
        ------------------------                   -----------------------------
         Assistant Secretary                           Robert H. Graham
                                                       President

(SEAL)